AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2003

                                                      REGISTRATION NO. 333-62950
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                              CARNIVAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         REPUBLIC OF PANAMA                               59-1562976
    (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION  NO.)

                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ARNALDO PEREZ, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              CARNIVAL CORPORATION
                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600

                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              JOHN C. KENNEDY, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 373-3000
                             ______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Not applicable.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] _________

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

                  Pursuant to a Registration Statement on Form S-3 (File No. 333-62950) (the "Registration Statement"), Carnival Corporation (the "Company") registered the resale (the "Offering") by the selling securityholders named therein of (i) up to $600,000,000 aggregate principal amount of 2% Convertible Debentures due 2021 (the "Debentures") and (ii) up to 15,400,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (plus an indeterminate number of additional shares of Common Stock that could be issued upon conversion of the Debentures as a result of conversion price adjustments). The Registration Statement was declared effective on October 4, 2001.

                  The Company is no longer required to keep the Registration Statement effective pursuant to the terms of the Registration Rights Agreement, dated as of April 25, 2001, among the Company, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner and Smith Incorporated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of withdrawing from registration the Debentures and shares of Common Stock that were not sold in the Offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 28, 2003.

                                     CARNIVAL CORPORATION


                                     By:   /s/ Gerald R. Cahill
                                          --------------------------------------
                                          Name:  Gerald R. Cahill
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial and
                                                 Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed on April 28, 2003 by the following persons in the capacities indicated.


      SIGNATURES                              TITLE                       DATE


           *
--------------------------      Director, Chairman of the Board       April 28, 2003
     Micky Arison                  and Chief Executive Officer
                                   (Principal Executive Officer)


--------------------------
     Howard S. Frank            Director, Vice-Chairman of the
                                   Board and Chief Operating
                                   Officer

 /s/ Gerald R. Cahill
--------------------------
     Gerald R. Cahill           Senior Vice President--Finance        April 28, 2003
                                   and Chief Financial and
                                   Accounting Officer
                                   (Principal Financial Officer
                                   and Principal Accounting
                                   Officer)



--------------------------
     Robert H. Dickinson        Director



--------------------------
     Pier Luigi Foschi          Director


      SIGNATURES                              TITLE                       DATE


            *
--------------------------
     A. Kirk Lanterman          Director                              April 28, 2003



--------------------------
     Peter G. Ratcliffe         Director


            *
--------------------------
     Stuart Subotnick           Director                              April 28, 2003


            *
--------------------------
     Richard G. Capen, Jr.      Director                              April 28, 2003


            *
--------------------------
     Arnold W. Donald           Director                              April 28, 2003



--------------------------
     Baroness Hogg              Director


            *
--------------------------
     Modesto A. Maidique        Director                              April 28, 2003



--------------------------
     Sir John Parker            Director


            *
--------------------------
     Uzi Zucker                 Director                              April 28, 2003




* By: /s/ Gerald R. Cahill
      -------------------------
      Gerald R. Cahill
      Attorney-in-Fact